Exhibit 99.1

Xylem Inc.
1 International Drive, Rye Brook N.Y. 10573
Tel +1.914.323.5700 Fax +1.914.323.5752

Contacts:	Media	Investors
	Jenny Rider +1 (914) 323-5745	Matt Latino +1 (914) 323-5821
	Jenny.Rider@xyleminc.com	Matthew.Latino@xyleminc.com

Xylem reports strong revenue, orders and earnings growth in fourth quarter 2018

•	Fourth quarter 2018 reported net income was $225 million or $1.24 per share; Adjusted net income for the quarter was $159 million or $0.88 per share, up 16 percent versus the prior year period

•	Full-year 2018 reported net income was $549 million or $3.03 per share; Adjusted net income was $522 million or $2.88 per share, up 20 percent year-over-year

•	Delivered $1.4 billion in revenue for the fourth quarter, up nine percent organically

•	Fourth quarter orders of $1.4 billion were up 10 percent organically year-over-year

•	Announces 14% increase in quarterly cash dividend

•	Company projects full-year 2019 organic revenue growth of four to six percent, adjusted earnings per share of $3.20 to $3.40

RYE BROOK, N.Y., January 31, 2019 - Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported fourth quarter 2018 net income of $225 million, or $1.24 per share. Excluding the impact of restructuring, realignment and special charges, the Company delivered adjusted net income of $159 million or $0.88 per share in the quarter, a 16-percent increase over the prior year period. Fourth quarter revenue was $1.4 billion, up 9 percent organically. Revenue for the quarter was driven by double-digit growth in the Utility and Commercial end markets along with eight percent growth in Industrial. Adjusted earnings before interest, tax, depreciation and amortization (EBITDA) improved by 40 basis points year-over-year to 20.6 percent driven by productivity, volume leverage and price realization. Reported operating margin in the quarter was 14.0 percent and adjusted operating margin increased 10 basis points year-over-year to 15.1 percent, including a 20-basis-point impact due to purchase accounting amortization.

For the full year 2018, Xylem generated $5.2 billion in revenue, up 11 percent on a reported basis and eight percent on an organic basis. Full-year reported net income was $549 million, or $3.03 per share, a 66% increase over the prior year. Reported operating margin was 12.6 percent, up 90 basis points versus the prior year. Adjusted net income, which excludes the impact of restructuring, realignment and special charges, was $522 million, or $2.88 per share, a 20-percent increase over the prior year. Adjusted EBITDA improved by 80 basis points to 19.5 percent year-over-year. Xylem delivered a full-year 2018 adjusted operating margin of 13.7 percent, up 40 basis points versus the prior year including a 20-basis-point impact due to purchase accounting amortization.

“We continued to build strong momentum throughout 2018, generating solid revenue and orders growth across each of our business lines,” said Patrick Decker, President and Chief Executive Officer of Xylem. “With our expanded digital offerings and leveraging our extensive installed base, we delivered significant value to our customers, and demand for our solutions grew across all of our end markets. We are well-positioned as we begin the year and focused on delivering each of our 2019 commitments and long-term financial objectives.”

Xylem announced that its Board of Directors declared a dividend in the amount of $0.24 per share, an increase of 14 percent. The dividend is payable on March 14, 2019, to shareholders of record as of February 14, 2019.

Full-year 2019 Outlook
Xylem forecasts full-year 2019 revenue in the range of $5.3 to $5.4 billion, up two to four percent. On an organic basis, Xylem’s revenue growth is anticipated to be in the range of four to six percent.

Full-year 2019 adjusted operating margin is expected to be in the range of 14.7 to 15.2 percent, resulting in adjusted earnings per share of $3.20 to $3.40. This represents an increase of 11 to 18 percent from Xylem’s 2018 adjusted results. The Company’s adjusted earnings outlook excludes projected restructuring and realignment costs of approximately $30 million for the year. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort.
Fourth Quarter Segment Results
Water Infrastructure
Xylem’s Water Infrastructure segment consists of its portfolio of businesses serving clean water delivery, wastewater transport and treatment, and dewatering.

•
Fourth quarter 2018 revenue was $609 million, up nine percent organically compared with fourth quarter 2017. This increase was driven by strong results in the Utility end market across all key geographies, including double-digit growth in the Emerging Markets. The Industrial end market was driven by healthy growth in the U.S., Latin America and Europe.

•
Fourth quarter reported operating income for the segment was $119 million. Adjusted operating income for the segment, which excludes $7 million of restructuring and realignment and special charges, was $126 million, a 15-percent increase over the same period a year ago. Reported operating margin for the Water Infrastructure segment was 19.5 percent, up 130 basis points versus the prior year, and adjusted operating margin was up 180 basis points to 20.7 percent. Productivity gains, volume leverage and increased price realization more than offset inflation, negative currency impacts and investments.

Applied Water
Xylem’s Applied Water segment consists of its portfolio of businesses in residential and commercial building services, and industrial applications.

•
Fourth quarter 2018 Applied Water revenue was $402 million, a 10-percent increase organically year-over-year, driven by robust growth in the Commercial end market in the U.S., as well as China and India. The Company’s business in the Industrial end market also saw healthy growth from project business activity in the U.S.

•
Fourth quarter reported operating income for the segment was $66 million and adjusted operating income, which excludes $3 million of restructuring and realignment costs, was $69 million, a 10-percent increase over the comparable period last year. The segment reported operating margin was 16.4 percent, up 30 basis points over the prior year period. Adjusted operating margin increased 30 basis points to 17.2 percent as continued traction from price, volume and cost reductions more than offset inflation, negative currency impacts and investments.

Measurement & Control Solutions
Xylem’s Measurement & Control Solutions segment consists of its portfolio of businesses in smart metering, network technologies, advanced infrastructure analytics and analytic instrumentation.

•
Fourth quarter 2018 Measurement & Control Solutions revenue was $375 million, up 11 percent organically versus the prior year, driven by double-digit growth in water in North America and Emerging Markets, as well as the continued deployment of large gas projects.

•
Fourth quarter reported operating income for the segment was $23 million, and adjusted operating income, which excludes $5 million of restructuring and realignment costs and special charges, was $28 million. Measurement & Control Solutions segment reported operating margin was 6.1 percent. Adjusted operating margin of 7.5% decreased 280 basis points over the prior year period, primarily due to higher inflation and adverse sales mix from component shortages, investments and purchase accounting.

Supplemental information on Xylem’s fourth quarter and full-year 2018 earnings and reconciliations for certain non-GAAP items is posted at www.xylem.com/investors.
About Xylem
Xylem (XYL) is a leading global water technology company committed to developing innovative technology solutions to the world’s water challenges. The Company’s products and services move, treat, analyze, monitor and return water to the environment in public utility, industrial, residential and commercial building services settings. Xylem also provides a leading portfolio of smart metering, network technologies and advanced infrastructure analytics solutions for water, electric and gas utilities. The Company’s approximately 17,000 employees bring broad applications expertise with a strong focus on identifying comprehensive, sustainable solutions. Headquartered in Rye Brook, New York, with 2018 revenue of $5.2 billion, Xylem does business in more than 150 countries through a number of market-leading product brands.
The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all - that which occurs in nature. For more information, please visit us at www.xylem.com.
Forward-Looking Statements
This press release contains information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “believe,” “target,” “will,” “could,” “would,” “should” and similar expressions identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements include any statements that are not historical in nature, including any statements about the capitalization of Xylem Inc. (the “Company”), the Company’s restructuring and realignment, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future - including statements relating to orders, revenues, operating margins and earnings per share growth, and statements expressing general views about future operating results - are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Factors that could cause results to differ materially from those anticipated include: overall economic and business conditions, political and other risks associated with our international operations, including military actions, economic sanctions or trade barriers including tariffs and embargoes that could affect customer markets, and non-compliance with laws, including foreign corrupt practice laws, export and import laws and competition laws; potential for unexpected cancellations or delays of customer orders in our reported backlog; our exposure to fluctuations in foreign currency exchange rates; competition and pricing pressures in the markets we serve; the strength of housing and related markets; weather conditions; ability to retain and attract talent and key members of management; our relationship with and the performance of our channel partners; our ability to successfully identify, complete and integrate acquisitions; our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; changes in the value of goodwill or intangible assets; risks relating to product defects, product liability and recalls; claims or investigations by governmental or regulatory bodies; security breaches or other disruptions of our information technology systems; litigation and contingent liabilities; and other factors set forth under Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2017 and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).

All forward-looking statements made herein are based on information currently available to the Company.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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XYLEM INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in millions, except per share data)

Year Ended December 31,	2018	2017	2016
Revenue	$5,207	$4,707	$3,771
Cost of revenue	3,181	2,860	2,309
Gross profit	2,026	1,847	1,462
Selling, general and administrative expenses	1,161	1,089	914
Research and development expenses	189	181	110
Restructuring and asset impairment charges	22	25	30
Operating income	654	552	408
Interest expense	82	82	70
Other non-operating income, net	13	6	2
(Loss)/gain on sale of businesses	—	(10)	—
Income before taxes	585	466	340
Income tax expense	36	136	80
Net income	549	330	260
Less: Net loss attributable to non-controlling interests	—	(1)	—
Net income attributable to Xylem	$549	$331	$260
Earnings per share:
Basic	$3.05	$1.84	$1.45
Diluted	$3.03	$1.83	$1.45
Weighted average number of shares:
Basic	179.8	179.6	179.1
Diluted	181.1	180.9	180.0
Dividends declared per share	$0.8400	$0.7200	$0.6196

XYLEM INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share amounts)

December 31,	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$296	$414
Receivables, less allowances for discounts, returns and doubtful accounts of $35 and $35 in 2018 and 2017, respectively	1,031	956
Inventories	595	524
Prepaid and other current assets	172	177
Total current assets	2,094	2,071
Property, plant and equipment, net	656	643
Goodwill	2,976	2,768
Other intangible assets, net	1,232	1,168
Other non-current assets	264	210
Total assets	$7,222	$6,860
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$586	$549
Accrued and other current liabilities	546	551
Short-term borrowings and current maturities of long-term debt	257	—
Total current liabilities	1,389	1,100
Long-term debt, net	2,051	2,200
Accrued postretirement benefits	400	442
Deferred income tax liabilities	303	252
Other non-current accrued liabilities	297	347
Total liabilities	4,440	4,341
Stockholders’ equity:
Common stock — par value $0.01 per share:
Authorized 750.0 shares, issued 192.9 and 192.3 shares in 2018 and 2017, respectively	2	2
Capital in excess of par value	1,950	1,912
Retained earnings	1,639	1,227
Treasury stock – at cost 13.2 shares and 12.4 shares in 2018 and 2017, respectively	(487)	(428)
Accumulated other comprehensive loss	(336)	(210)
Total stockholders’ equity	2,768	2,503
Non-controlling interest	14	16
Total equity	2,782	2,519
Total liabilities and stockholders’ equity	$7,222	$6,860

XYLEM INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

Year Ended December 31,	2018	2017	2016
Operating Activities
Net income	$549	$330	$260
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	117	109	87
Amortization	144	125	64
Deferred income taxes	(47)	(33)	14
Share-based compensation	30	21	18
Restructuring and asset impairment charges	22	25	30
Loss/(gain) from sale of businesses	—	10	—
Other, net	9	19	6
Payments for restructuring	(21)	(28)	(16)
Contributions to postretirement benefit plans	(41)	(33)	(27)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(103)	(79)	(6)
Changes in inventories	(97)	27	(15)
Changes in accounts payable	51	50	61
Changes in accrued liabilities	(6)	28	13
Changes in accrued taxes	—	104	(13)
Net changes in other assets and liabilities	(21)	11	21
Net Cash — Operating activities	586	686	497
Investing Activities
Capital expenditures	(237)	(170)	(124)
Proceeds from the sale of property, plant and equipment	—	1	1
Acquisitions of businesses and assets, net of cash acquired	(433)	(33)	(1,782)
Proceeds from sale of businesses	22	16	—
Cash received from investments	11	10	—
Cash paid for investments	(11)	(11)	—
Other, net	5	6	19
Net Cash — Investing activities	(643)	(181)	(1,886)
Financing Activities
Short-term debt issued	335	—	274
Short-term debt repaid, net	(52)	(282)	(80)
Long-term debt issued, net	1	—	1,540
Long-term debt repaid	(120)	—	(608)
Repurchase of common stock	(59)	(25)	(4)
Proceeds from exercise of employee stock options	7	16	24
Excess tax benefit from share based compensation	—	—	—
Dividends paid	(152)	(130)	(112)
Other, net	—	—	—
Net Cash — Financing activities	(40)	(421)	1,034
Effect of exchange rate changes on cash	(21)	22	(17)
Net change in cash and cash equivalents	(118)	106	(372)
Cash and cash equivalents at beginning of year	414	308	680
Cash and cash equivalents at end of year	$296	$414	$308
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$78	$78	$49
Income taxes (net of refunds received)	$75	$57	$78

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or "adjusted") measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“Organic revenue" and "Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude share-based compensation charges, restructuring and realignment costs, Sensus acquisition related costs, gain or loss from sale of businesses and special charges.
"Adjusted Operating Income", "Adjusted Segment Operating Income", "Adjusted Net Income" and “Adjusted EPS” defined as operating income, segment operating income, adjusted net income and earnings per share, adjusted to exclude restructuring and realignment costs, Sensus acquisition related costs, gain or loss from sale of businesses, special charges and tax-related special items, as applicable.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of free cash flow does not consider certain non-discretionary cash payments, such as debt.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Sensus Acquisition Related Costs" defined as costs incurred by the Company associated with the acquisition of Sensus that are being reported within operating income. These costs include integration costs, acquisition costs, costs related to the recognition of the backlog intangible asset amortization recorded in purchase accounting.
“Special charges" defined as costs incurred by the Company, such as acquisition and integration related costs not included in "Sensus Acquisition Related Costs", non-cash impairment charges, due diligence costs and other special non-operating items.
“Tax-related special items" defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, significant reserves for cash repatriation, excess tax benefits/losses and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Orders
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E)=B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2018 v. 2017	% Change 2018 v. 2017	Acquisitions/ Divestitures	FX Impact	Change Adj. 2018 v. 2017	% Change Adj. 2018 v. 2017
	2018	2017

Year Ended December 31
Xylem Inc.	5,437	4,868	569	12%	(88)	(27)	454	9%	11%
Water Infrastructure	2,255	2,112	143	7%	—	(3)	140	7%	7%
Applied Water	1,557	1,476	81	5%	12	(10)	83	6%	5%
Measurement & Control Solutions	1,625	1,280	345	27%	(100)	(14)	231	18%	26%

Quarter Ended December 31
Xylem Inc.	1,383	1,270	113	9%	(19)	35	129	10%	12%
Water Infrastructure	584	566	18	3%	—	22	40	7%	7%
Applied Water	395	373	22	6%	—	8	30	8%	8%
Measurement & Control Solutions	404	331	73	22%	(19)	5	59	18%	24%

Quarter Ended September 30
Xylem Inc.	1,356	1,249	107	9%	(27)	24	104	8%	10%
Water Infrastructure	537	558	(21)	-4%	—	17	(4)	-1%	-1%
Applied Water	377	374	3	1%	2	5	10	3%	2%
Measurement & Control Solutions	442	317	125	39%	(29)	2	98	31%	40%

Quarter Ended June 30
Xylem Inc.	1,378	1,212	166	14%	(34)	(30)	102	8%	11%
Water Infrastructure	580	521	59	11%	—	(14)	45	9%	9%
Applied Water	401	375	26	7%	4	(9)	21	6%	5%
Measurement & Control Solutions	397	316	81	26%	(38)	(7)	36	11%	23%

Quarter Ended March 31
Xylem Inc.	1,320	1,137	183	16%	(8)	(56)	119	10%	11%
Water Infrastructure	554	467	87	19%	—	(28)	59	13%	13%
Applied Water	384	354	30	8%	6	(14)	22	6%	5%
Measurement & Control Solutions	382	316	66	21%	(14)	(14)	38	12%	16%

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2018 v. 2017	% Change 2018 v. 2017	Acquisitions / Divestitures	FX Impact	Change Adj. 2018 v. 2017	% Change Adj. 2018 v. 2017
	2018	2017

Year Ended December 31
Xylem Inc.	5,207	4,707	500	11%	(87)	(23)	390	8%	10%
Water Infrastructure	2,176	2,004	172	9%	—	4	176	9%	9%
Applied Water	1,534	1,421	113	8%	10	(10)	113	8%	7%
Measurement & Control Solutions	1,497	1,282	215	17%	(97)	(17)	101	8%	15%

Quarter Ended December 31
Xylem Inc.	1,386	1,277	109	9%	(24)	36	121	9%	11%
Water Infrastructure	609	583	26	4%	—	24	50	9%	9%
Applied Water	402	373	29	8%	—	8	37	10%	10%
Measurement & Control Solutions	375	321	54	17%	(24)	4	34	11%	18%

Quarter Ended September 30
Xylem Inc.	1,287	1,195	92	8%	(22)	24	94	8%	10%
Water Infrastructure	541	520	21	4%	—	18	39	8%	8%
Applied Water	378	354	24	7%	2	4	30	8%	8%
Measurement & Control Solutions	368	321	47	15%	(24)	2	25	8%	15%

Quarter Ended June 30
Xylem Inc.	1,317	1,164	153	13%	(26)	(29)	98	8%	11%
Water Infrastructure	546	482	64	13%	—	(13)	51	11%	11%
Applied Water	388	361	27	7%	3	(8)	22	6%	5%
Measurement & Control Solutions	383	321	62	19%	(29)	(8)	25	8%	17%

Quarter Ended March 31
Xylem Inc.	1,217	1,071	146	14%	(15)	(54)	77	7%	9%
Water Infrastructure	480	419	61	15%	—	(25)	36	9%	9%
Applied Water	366	333	33	10%	5	(14)	24	7%	6%
Measurement & Control Solutions	371	319	52	16%	(20)	(15)	17	5%	12%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Operating Income
($ Millions)

	Q1		Q2		Q3		Q4		YTD
	2018	2017	2018	2017	2018	2017	2018	2017	2018	2017
Total Revenue
• Total Xylem	1,217	1,071	1,317	1,164	1,287	1,195	1,386	1,277	5,207	4,707
• Water Infrastructure	480	419	546	482	541	520	609	583	2,176	2,004
• Applied Water	366	333	388	361	378	354	402	373	1,534	1,421
• Measurement & Control Solutions	371	319	383	321	368	321	375	321	1,497	1,282
Operating Income
• Total Xylem	113	86	171	137	176	152	194	177	654	552
• Water Infrastructure	49	41	92	74	99	91	119	106	359	312
• Applied Water	50	36	61	48	59	50	66	60	236	194
• Measurement & Control Solutions	33	25	31	29	31	27	23	29	118	110
• Total Segments	132	102	184	151	189	168	208	195	713	616
Operating Margin
• Total Xylem	9.3%	8.0%	13.0%	11.8%	13.7%	12.7%	14.0%	13.9%	12.6%	11.7%
• Water Infrastructure	10.2%	9.8%	16.8%	15.4%	18.3%	17.5%	19.5%	18.2%	16.5%	15.6%
• Applied Water	13.7%	10.8%	15.7%	13.3%	15.6%	14.1%	16.4%	16.1%	15.4%	13.7%
• Measurement & Control Solutions	8.9%	7.8%	8.1%	9.0%	8.4%	8.4%	6.1%	9.0%	7.9%	8.6%
• Total Segments	10.8%	9.5%	14.0%	13.0%	14.7%	14.1%	15.0%	15.3%	13.7%	13.1%
Sensus Acquisition Related Costs
• Total Xylem	—	10	—	4	—	5	—	3	—	22
• Water Infrastructure	—	—	—	—	—	—	—	—	—	—
• Applied Water	—	—	—	—	—	—	—	—	—	—
• Measurement & Control Solutions	—	6	—	3	—	4	—	2	—	15
• Total Segments	—	6	—	3	—	4	—	2	—	15
Special Charges
• Total Xylem	6	5	1	—	1	3	4	3	12	11
• Water Infrastructure	—	—	—	—	—	—	2	—	2	—
• Applied Water	—	5	—	—	—	—	—	—	—	5
• Measurement & Control Solutions	2	—	1	—	—	—	2	—	5	—
• Total Segments	2	5	1	—	—	—	4	—	7	5
Restructuring & Realignment Costs
• Total Xylem	16	11	10	12	11	9	11	9	48	41
• Water Infrastructure	5	4	5	5	5	3	5	4	20	16
• Applied Water	3	4	2	5	2	5	3	3	10	17
• Measurement & Control Solutions	8	3	3	2	4	1	3	2	18	8
• Total Segments	16	11	10	12	11	9	11	9	48	41
Adjusted Operating Income
• Total Xylem	135	112	182	153	188	169	209	192	714	626
• Water Infrastructure	54	45	97	79	104	94	126	110	381	328
• Applied Water	53	45	63	53	61	55	69	63	246	216
• Measurement & Control Solutions	43	34	35	34	35	32	28	33	141	133
• Total Segments	150	124	195	166	200	181	223	206	768	677
Adjusted Operating Margin
• Total Xylem	11.1%	10.5%	13.8%	13.1%	14.6%	14.1%	15.1%	15.0%	13.7%	13.3%
• Water Infrastructure	11.3%	10.7%	17.8%	16.4%	19.2%	18.1%	20.7%	18.9%	17.5%	16.4%
• Applied Water	14.5%	13.5%	16.2%	14.7%	16.1%	15.5%	17.2%	16.9%	16.0%	15.2%
• Measurement & Control Solutions	11.6%	10.7%	9.1%	10.6%	9.5%	10.0%	7.5%	10.3%	9.4%	10.4%
• Total Segments	12.3%	11.6%	14.8%	14.3%	15.5%	15.1%	16.1%	16.1%	14.7%	14.4%

Note: 2017 amounts have been restated in accordance with the adoption of the new guidance on presentation of net periodic benefit costs.

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q4 2018				Q4 2017
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,386	—		1,386	1,277	—		1,277
Operating Income	194	15	a	209	177	15	a	192
Operating Margin	14.0%			15.1%	13.9%			15.0%
Interest Expense	(19)	—		(19)	(20)	—		(20)
Other Non-Operating Income (Expense)	4	1		5	(1)	2	c	1
Gain/(Loss) from sale of businesses	—	—		—	(14)	14		—
Income before Taxes	179	16		195	142	31		173
Provision for Income Taxes	46	(82)	b	(36)	(72)	36	b	(36)
Income attributable to minority interest	—	—		—	1	(1)	d	—
Net Income attributable to Xylem	225	(66)		159	71	66		137
Diluted Shares	181.0			181.0	181.3			181.3
Diluted EPS	$1.24	$(0.36)		$0.88	$0.38	$0.38		$0.76

Year-over-year currency translation impact on current year diluted EPS	$(0.02)	—	$(0.02)
Diluted EPS at Constant Currency	$1.26	$(0.36)	$0.9

	Q4 YTD 2018				Q4 YTD 2017
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	5,207	—		5,207	4,707	—		4,707
Operating Income	654	60	a	714	552	74	a	626
Operating Margin	12.6%			13.7%	11.7%			13.3%
Interest Expense	(82)	—		(82)	(82)	—		(82)
Other Non-Operating Income (Expense)	13	1		14	6	2	c	8
Gain/(Loss) from sale of businesses	—	—		—	(10)	10		—
Income before Taxes	585	61		646	466	86		552
Provision for Income Taxes	(36)	(88)	b	(124)	(136)	17	b	(119)
Income attributable to minority interest	—	—		—	1	(1)	d	—
Net Income attributable to Xylem	549	(27)		522	331	102		433
Diluted Shares	181.1			181.1	180.9			180.9
Diluted EPS	$3.03	$(0.15)		$2.88	$1.83	$0.57		$2.40

Year-over-year currency translation impact on current year diluted EPS	$0.05	—	$0.05
Diluted EPS at Constant Currency	$2.98	$(0.15)	$2.83

Note: 2017 amounts have been restated in accordance with the adoption of the new guidance on presentation of net periodic benefit costs.

a
QTD: Restructuring & realignment costs of $11 million and $9 million in 2018 and 2017, respectively; special charges of $4 million in 2018 ($2 million of acquisition related costs and $2 million of asset impairment) and $3 million of acquisition related costs in 2017; and $3 million of Sensus acquisition related costs in 2017.

YTD: Restructuring & realignment costs of $48 million and $41 million in 2018 and 2017, respectively; special charges of $12 million in 2018 ($10 million acquisition of related costs and $2 million of asset impairment) and $11 million n 2017 ($5 million of asset impairment, $3 million of due diligence costs and $3 of other acquisition costs); and 2017 Sensus acquisition related costs of $22 million.

b
QTD: Net tax impact on restructuring & realignment costs of $2 million in both 2018 and 2017; net tax impact on special charges of $0 million and $1 million in 2018 and 2017, respectively; net tax impact on 2017 Sensus acquisition related costs of $1 million; and tax-related special items of $80 million of expense and $40 million of benefit in 2018 and 2017, respectively.

YTD: Net tax impact on restructuring & realignment costs of $12 million and $13 million in 2018 and 2017, respectively; net tax impact on special charges of $1 million and $4 million in 2018 and 2017, respectively; net tax impact of $8 million on 2017 Sensus acquisition related costs; net tax impact of $2 million benefit on the gain from sale of business in 2017; and tax-related special items of $75 million of expense and $40 million of benefit in 2018 and 2017, respectively.

c	Special charges of a write-down of investment in joint venture of $2 million in the fourth quarter of 2017.
d	Special item consisting of minority interest income attributable to the loss on a joint venture held for sale in the fourth quarter of 2017.

Xylem Inc. Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Free Cash Flow
($ Millions)

	Q1		Q2		Q3		Q4		Year Ended
	2018	2017	2018	2017	2018	2017	2018	2017	2018	2017
Net Cash - Operating Activities	$63	$52	$138	$99	$187	$228	$198	$307	$586	$686
Capital Expenditures	(61)	(43)	(50)	(34)	(60)	(42)	(66)	(51)	(237)	(170)
Free Cash Flow	$2	$9	$88	$65	$127	$186	$132	$256	$349	$516
Cash paid for Sensus acquisition related costs	(1)	(17)	—	(5)	—	(1)	—	(5)	(1)	(28)
Free Cash Flow, excluding Sensus Acquisition Related Costs	$3	$26	$88	$70	$127	$187	$132	$261	$350	$544
Net Income	79	56	115	100	130	104	225	70	549	330
Gain/(Loss) from sale of businesses	—	5	(2)	—	2	(1)	—	(14)	—	(10)
Special Charges - non-cash impairment	—	(5)	—	—	—	—	(2)	(2)	(2)	(7)
Sensus acquisition related costs	—	(10)	—	(4)	—	(5)	—	(3)	—	(22)
Net Income, excluding gain on sale of businesses, non-cash impairment charges and Sensus Acquisition Related Costs	$79	$66	$117	$104	$128	$110	$227	$89	$551	$369
Free Cash Flow Conversion	4%	39%	75%	67%	99%	170%	58%	293%	64%	147%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
($ Millions)

2018
	Q1	Q2	Q3	Q4	Total
Net Income	79	115	130	225	549
Income Tax Expense	16	35	31	(46)	36
Interest Expense (Income), net	20	20	20	18	78
Depreciation	29	29	29	30	117
Amortization	38	36	34	36	144
EBITDA	182	235	244	263	924
Share-based Compensation	9	7	7	7	30
Restructuring & Realignment	16	9	11	11	47
Loss/(Gain) from sale of business	—	2	(2)	—	—
Special Charges	6	1	1	4	12
Adjusted EBITDA	213	254	261	285	1,013
Revenue	1,217	1,317	1,287	1,386	5,207
Adjusted EBITDA Margin	17.5%	19.3%	20.3%	20.6%	19.5%

2017
	Q1	Q2	Q3	Q4	Total
Net Income	56	100	104	70	330
Income Tax Expense	14	21	27	74	136
Interest Expense (Income), net	20	20	20	19	79
Depreciation	28	27	28	26	109
Amortization	31	30	30	34	125
EBITDA	149	198	209	223	779
Share-based Compensation	6	5	5	5	21
Restructuring & Realignment	11	12	9	9	41
Loss/(Gain) from sale of business	(5)	—	1	14	10
Sensus Acquisition Related Costs	7	2	3	2	14
Special Charges	5	—	3	5	13
Adjusted EBITDA	173	217	230	258	878
Revenue	1,071	1,164	1,195	1,277	4,707
Adjusted EBITDA Margin	16.2%	18.6%	19.2%	20.2%	18.7%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Water Infrastructure
($ Millions)

2018
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	47	90	98	117	352
Interest Expense (Income), net	—	(1)	(1)	—	(2)
Depreciation	12	11	12	11	46
Amortization	5	5	5	5	20
EBITDA	64	105	114	133	416
Share-based Compensation	1	—	1	—	2
Restructuring & Realignment	5	5	5	5	20
Special Charges	—			2	2
Adjusted EBITDA	70	110	120	140	440
Revenue	480	546	541	609	2,176
Adjusted EBITDA Margin	14.6%	20.1%	22.2%	23.0%	20.2%

2017
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	39	73	90	105	307
Interest Expense (Income), net	—	—	(1)	(1)	(2)
Depreciation	11	11	12	11	45
Amortization	5	4	5	5	19
EBITDA	55	88	106	120	369
Share-based Compensation	1	—	—	1	2
Restructuring & Realignment	4	5	3	4	16
Adjusted EBITDA	60	93	109	125	387
Revenue	419	482	520	583	2,004
Adjusted EBITDA Margin	14.3%	19.3%	21.0%	21.4%	19.3%

Note: 2017 amounts have been restated in accordance with the adoption of the new guidance on presentation of net periodic benefit costs.

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Applied Water
($ Millions)

2018
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	50	61	60	66	237
Interest Expense (Income), net	—	—	—	—	—
Depreciation	5	5	5	5	20
Amortization	—	1	1	—	2
EBITDA	55	67	66	71	259
Share-based Compensation	1	1	—	1	3
Restructuring & Realignment	3	2	2	3	10
Adjusted EBITDA	59	70	68	75	272
Revenue	366	388	378	402	1,534
Adjusted EBITDA Margin	16.1%	18.0%	18.0%	18.7%	17.7%

2017
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	40	49	49	62	200
Interest Expense (Income), net	—	—	—	—	—
Depreciation	5	5	5	5	20
Amortization	1	1	1	—	3
EBITDA	46	55	55	67	223
Share-based Compensation	—	1	1	—	2
Restructuring & Realignment	4	5	5	3	17
Loss/(Gain) from sale of business	(5)	—	1	(2)	(6)
Special Charges	5	—	—	—	5
Adjusted EBITDA	50	61	62	68	241
Revenue	333	361	354	373	1,421
Adjusted EBITDA Margin	15.0%	16.9%	17.5%	18.2%	17.0%

Note: 2017 amounts have been restated in accordance with the adoption of the new guidance on presentation of net periodic benefit costs.

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Measurement & Control Solutions
($ Millions)

2018
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	33	28	33	23	117
Interest Expense (Income), net	—	—	—	(1)	(1)
Depreciation	8	9	8	10	35
Amortization	29	27	26	27	109
EBITDA	70	64	67	59	260
Share-based Compensation	1	1	1	1	4
Restructuring & Realignment	8	3	4	3	18
Loss/(Gain) from sale of business	—	2	(2)	—	—
Special Charges	2	1	—	2	5
Adjusted EBITDA	81	71	70	65	287
Revenue	371	383	368	375	1,497
Adjusted EBITDA Margin	21.8%	18.5%	19.0%	17.3%	19.2%

2017
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	24	30	26	11	91
Interest Expense (Income), net	—	—	—	(1)	(1)
Depreciation	8	8	7	7	30
Amortization	23	22	22	25	92
EBITDA	55	60	55	42	212
Share-based Compensation	—	1	—	1	2
Restructuring & Realignment	3	2	1	2	8
Loss from sale of business	—	—	—	16	16
Sensus Acquisition Related Costs	3	1	2	1	7
Special Charges	—	—	—	2	2
Adjusted EBITDA	61	64	58	64	247
Revenue	319	321	321	321	1,282
Adjusted EBITDA Margin	19.1%	19.9%	18.1%	19.9%	19.3%

Note: 2017 amounts have been restated in accordance with the adoption of the new guidance on presentation of net periodic benefit costs.